EXHIBIT 10.17.7

Credit Granting Agreement*

No.: 131062087009

By and among:

The Lender (Party A):  Guangdong Development Bank Zhengzhou Huanghe Road Sub-branch

Add: No. 23, Huanghe Road, Zhengzhou

Legal Representative/Responsible Person: Xu Jun, Title: President

Tel: 63914820 Fax: 63914820 Post Code: 450003

The Borrower (Party B): Henan Gerui Composite Material Stock Co., Ltd

Add: No.1, Xinzheng Shuanghu Economic Development Zone

Legal Representative/Responsible Person: Lu Mingwang   Title: Board Chairman

Business License No.: 4900001005404

I/D No. (as Natural Person): /

Tel: 62566757 Fax: 62566757 Post Code:

Opening Bank: Basic Account/Clearance Account:  Guangdong Development Bank Zhengzhou Huanghe Road Sub-branch   A/C: 892051701004583

General Account/Savings Account (1)    /                       A/C:      /

(2)   /                       A/C:       /

The Guarantor (Party C): Zhengzhou Aluminum Industry Co., Ltd

Add: No. 10, Dianchang Road, Zhongyuan District, Zhengzhou

Business License No.: 4100001005408

Legal Representative/Responsible Person:  Li Congfu   Title: Board Chairman

I/D No. (as Natural Person):          /

Tel:                                             Fax:                                     Post Code:

Opening Bank: Basic Account/Clearance Account:                                          A/C:

General Account/Savings Account (1)                                         A/C:

(2)                                        A/C:

Place of Signing: Zhengzhou City

On the basis of unconstraint, equality, mutual benefit and faithfulness and after the negotiation of all parties and with the precondition that Party C provides guarantee, Party A agrees to offer the comprehensive credit for Party B. For the purpose of detailing the rights, obligations and liabilities of all parties, this Contract is entered into and shall bind all parties.

*  This form of agreement is also used for the following bank payable bills:
Bill in amount of RMB 8,000,000 valid from August 4, 2008 to February 4, 2009
Bill in amount of RMB 10,000,000 valid from August 5, 2008 to February 5, 2009
Bill in amount of RMB 9,700,000 valid from October 14, 2008 to April 4, 2009

Part I  Basic Information about the Credit Line

Article 1  Amount

The maximal amount of the comprehensive credit (including security) Party A offers for Party B under this Contract is RMB (in word) Forty Million Yuan only, or the maximal open amount of such credit line (not including security) is RMB (in word) Twenty Million Yuan only.

In specific business, Party B can use any other currency. In such case; such currency shall be converted into the credit line in the currency under this Contract with the selling price of such foreign currency issued by Party A on the day when such specific business occurs.

Party A agrees that Party B can use the credit without transacting guarantee procedures every time provided that the total of the credits used by Party B does not exceed the maximal credit line above-mentioned.

The offer of the credit within the above-mentioned comprehensive credit line by Party A does not constitute that Party A must only offer the credit in full sum as above-mentioned, but means that Party A shall have the right to offer the credit according to the actual demand within the credit line.

The term “the Maximal Open Amount” as mentioned in this article shall refer to the balance of the maximal comprehensive credit line under this Contract with the security deducted.

Article 2  Applicable Range of Credit

The credit under this Contract is applicable for the following items:

Items	Yes/No	Items	Yes/No
Liquidity loan	Yes	Import L/C	No
Bank payable bill	Yes	Shipping guarantee	No
Trade payable bill discount/discountable credit	No	Import bill advance	No
L/G	No	Packing loan	No
Corporation Overdraft	No	Export bill purchase/Discount	No
		Foreign exchange instrument purchase	No
		Export rebate loan	No
		Export bill purchase under export credit insurance	No
		Export factoring	No

For above items: (√) mutually adjustable; (X) not mutually adjustable.

Article 3  Valid Period of Credit

The valid period of the credit under this Contract is twelve (12) months as of July 21, 2008 and as at July 21, 2009. Within such period, whether Party B can circularly use this credit shall be subject to the detailed provisions of the following parts.

The term of “Valid Period of Credit” shall refer to the actual occurrence period of the credit under this Contract. Not all credits occurring within the credit line and the valid period of the credit must be discharged before the expiration of such period. The actual occurrence date and the discharge date of every credit in particular shall be subject to the starting date and ending date carried on the borrowing loan certificates or other bonds and liability vouchers.

Article 4  Conditions to Use Credit

Party B can apply to use the credit within the credit line circularly for many times provided that it meets the following conditions: (1) it has useable balance; (2) its purpose and term comply with the provisions of this Contract; and (3) it has performed all obligations under this Contract.

Article 5  Interest Rate

1. The Renminbi loan shall adopt   /   % monthly interest rate or   /   % annual interest rate for short-term loan less than six (6) months, or   /   % monthly interest rate or   8.217 % annual interest rate for short-term loan more than six (6) months.

2. The foreign exchange loan shall adopt the interest rate mentioned in Sub-paragraph   /  as follows:

2.1 Fixed interest rate:   /    annually;

2.2 Floating interest rate:   /  % annual benchmark interest rate plus annual interest rate premium    /  %, which shall be checked once every    /    (month/quarter/half a year/year), and the checked interest rate shall be informed by Party A in writing to Party B.

2.3 Other provisions:                     /                                   .

3. Any interest rate and expense rate executed for any other business shall be subject to loan certificates or other bonds.

4. The calculation of the interest rate of the loan shall adopt Subparagraph 4.1 as follows:

4.1. The interest rate of the loan shall be calculated every    month   (month/quarter/half a year/year) as of the issuing of the loan and on the twentieth (20th) day of such month or the last month of such    /  (month/quarter/half a year/year). If the interest settlement date is non-bank business day, it shall be postponed to the following bank business day. When the loan is due, the interest shall be settled together with the principal.

4.2. When the loan is due, the interest shall be settled together with the principal.

4.3 Other provisions:                     /                                   .

5. Within the term of this Contract, in the case where the State adjusts loan interest rate, which is applicable for the credit under this Contract, Party A shall have the right to calculate interest as per the adjusted interest rate and mode without notice to Party B. The execution of Party A to this article shall not be deemed as the amendment or modification to this Contract.

6. In the case where Party B pays the loan principal in advance, the interest rate shall keep unchanged.

7. In the case where the actually executed interest rate and calculation mode carried on the loan certificate are inconsistent with those in this Contract, those carried on the loan certificate shall govern.

Article 6  Commission Charge

Party A shall have the right to claim commission charges from Party B upon the occurrence of related business and the actual rate of such commission charges shall be subject to general practice and the related regulations. Once collected, such commission charges will not be refunded in any case.

Article 7  Sources for Repayment

1. The incomes arising from or in relation to the credit under this Contract shall include but not limit to sum from the sale of imported goods, sum from notes, export rebates and sum from exports etc;

2. All other operating incomes;

3. All own capitals and borrowed capitals;

4. All incomes from assets transfer and cash realization;

5. Guarantee payment from import factors;

6. Indemnities from export credit insurance company; and

7. Others.

Part II Terms and Conditions for all Credit Types

Article 8  Liquidity Loan

1. The maximal amount of liquidity loan is RMB (in word) Twenty Million Yuan only, which is (X) circular；(√) non-circular.

2. The term of specific liquidity loan shall be subject to the actual issue date and expiry date carried on loan certificate and other bonds and liability vouchers and the term of every liquidity loan maximally shall not be more than twelve (12) months.

3. Loan Purpose: To be used as liquid capital.

4. Within the maximal amount of the liquidity loan provided in this article and according to the actual demand of its business, Party B can apply for the loan. Party A, according to the loan certificate and other bonds and liability vouchers and “Form of Credit Application for Review and Approval” etc issued and prepared by Party B, after checking that the credit line Party B applies for is conforming to the provisions of this Contract, shall transfer the fund under the credit line into the clearance account of Party B.

Article 9  Bank Payable Bill

1. The maximal amount of bank payable bill (including security) is RMB (in word) Forty Million Yuan only, or the maximal open credit line (not including security) is RMB (in word) Twenty Million Yuan only, which is (√) circular；(X) non-circular.

2. The term of every specific bank payable bill shall not be more than six (6) months and subject to the actual term carried on “Bank Payable Bill”.

3. The bank payable bill issued by Party A under this Contract shall be used only for the settlement of the business under the actual trade of Party B; otherwise, it will be deemed to embezzle or cheat the credit of Party A. In the case where Party B embezzle or cheat the credit of Party A or uses the loan for unjust purpose and thus causes Party A to bear any punishment or loss, Party B shall have corresponding compensations as arising therefrom in full sum.

4. Within the maximal amount of the bank payable bill under this part, for every application for payable bill, Party B shall provide an application in writing and the list containing payee full name, payee opening bank and account, bank payable bill amount, issuing date, expiry date and specific purpose etc and the related commodity transaction contracts for Party A.

5. Before accepting, Party B must deposit a payable bill security not less than fifty percent (50%) of the par value and deposit such security into the security amount specified by Party A. In accepting, Party A can collect the commission charge in lump sum equal to five ten thousandths (5/10,000) of the par value from Party B.

6. Whether or not the all parties engaged in the goods transaction in relation to the bank payable bill has or has had or will have any dispute, Party B must pay the money for the bank payable bill in full sum before the expiry date to the “account of the issuer” carried on the bank payable bill or any other account accepted by Party A and deposit it as the fund Party A uses to pay for the bank payable bill; otherwise, Party B will be deemed as default.

7. In the case where Party B fails to pay the money for the bank payable bill in time and in full sum and thus causes Party A to pay the same amount for the bank payable bill, such advance payment will be automatically converted into as the overdue loan to Party B; the money for the bank payable bill unpaid by Party B to Party A shall have five ten thousandths (5/10,000) penalty interest rate as of the expiry date of the bank payable bill, and the overdue interest as incurred thereof shall have compound interest daily (daily/monthly/quarterly); Party A shall have the right to transfer the corresponding amount from the bank account of Party A to set off the overdue amount.

Article 10  Trade Payable Bill Discount/Discountable Credit

1. The maximal amount of trade payable bill discount/discountable credit (including security) is RMB (in word)    /   , or the maximal open amount (not including security) is RMB (in word) / , which is (  ) circular; (  ) non-circular.

2. The term of every specific trade payable bill discount/discountable credit shall not be more than six (6) months. The discount interest shall be paid by Party B to Party A in lump sum on the discount date. In the case where the actual time when Party A collects the money for trade payable bill exceeds the original discount days with interest calculated, Party A shall have the right to claim supplementary overdue interest as per the interest rate of the loan of the same term and at the same level.

3. Within the maximal amount of the trade payable bill discount/discountable credit under this part, for every application for discount, Party B shall provide an application in writing and the list containing trade payable bill number, acceptor, payer, payee, trade payable bill issuing date, expiry date and amount etc for Party A.

4. In the case where Party B is the acceptor of the trade payable bill, when signing and issuing trade payable bill, it must deposit a security not less than    /   % of the par value of the trade payable bill into the account specified by Party A, which will be used as the pledge for the payment of the trade payable bill without pledge contract signed otherwise. In the case where the security deposited by Party B is in foreign currency, it can be converted into the amount in Renminbi at the selling price of such foreign currency issued by Party A on the deposit date.

5. Acceptor and Discount Applicant

5.1 Under this Contract, if Party B is (please tick with “√” in the parentheses before the proper option(s) as follows):

( ) 1. the acceptor of the trade payable bill, the specified discount applicant and maximal discount amount are as indicated in the following table:

Discount applicant	Maximal discount amount	Discount applicant	Maximal discount amount

(  ) 2. the discount applicant for the trade payable bill, the specified acceptor and the maximal discount amount are as indicated in the following table:

Acceptor	Maximal discount amount	Acceptor	Maximal discount amount

For all above discounts, the total discount balance cannot be more than the maximal amount provided in Paragraph 1 of this article.

6. The discount of trade payable bill: Before applying for the discount of trade payable bill, the applicant shall have the confirmation from the acceptor for such trade payable bill and the provided confirmation manner is: after Party A accepts the application for discount from the applicant, it shall prepare and fill in the check and inspection letter for trade payable bill and send it together with the copy of the trade payable bill to the acceptor, who, after receiving and confirming and checking the above-mentioned information and documents are correct, will fill in recheck opinion and stamp with common seal and seal (or attach signature) and then return the information and documents to Party A.

7. Acceptance of trade payable bill

7.1. If Party B is the acceptor of the trade payable bill, after signing and issuing the trade payable bill, it will be liable for the payable bill and payment without conditions of such trade payable bill. Party B shall undertake that, before the expiry date of the trade payable bill, it will deposit the full amount of the trade payable bill into the special security account of such trade payable bill or any other account allowed by Party A, which shall be used to pay for the trade payable bill. If Party B is unable to deposit the money for the trade payable bill in full sum in time, it shall undertake to supplement the amount as soon as possible. Party A shall have the right to deduct or transfer the security or any fund on any other account, and treat the unpaid sum for the trade payable bill from Party B as overdue loan.

7.2. If Party B is the discount applicant of the trade payable bill, it shall represent that the trade payable bill to be discounted is subject to Negotiable Instruments Law of the People's Republic of China and other related laws and regulations and has real, complete and valid transaction background and related data and documents; for the trade payable bill to be discounted, Party B shall bear the joint and several liability of paying it upon maturity in full sum; if the trade payable bill is mature but the payer fails to pay it in full sum, Party B shall, within three (3) workdays after the second day of the maturity date of the trade payable bill, pay the sum fully and bear all responsibilities as arising therefrom and in relation thereto.

Article 11  L/G Credit

1. When, for business purpose, Party B applies to Party A for issuing L/G, after reviewing and agreeing the application, Party A may issue L/G. The business of L/G includes but not limits to: (  ) L/G for loan, (   ) performance guarantee, (   ) quality guarantee, (  ) tendering guarantee,

                                          /                                    .

2. The maximal amount of L/G credit (including security) is RMB (in word)    /   , or the maximal open amount (not including security) is RMB (in word) / , which is (  ) circular; (  ) non-circular.

3. The specific beneficiary, amount and valid period of the L/G shall be subject to those carried on the L/G.

4. Before Party A issuing L/G to the beneficiary, Party B shall deposit at least % of the amount of the L/G as security, which, Party B cannot use without permission. If the security amount is frozen, deducted or transferred by related institutions, Party B shall immediately supplement it.

5. Within the valid period of L/G, once the beneficiary of the L/G makes a claim against Party A according to the terms and conditions of L/G, Party A can assume guarantee obligation to the beneficiary to the extent of the amount of the L/G without the consent of Party B, and Party B shall repay all the sum paid out under the L/G and bear all losses as incurred therefrom and in relation thereto on Party A.

6. When performing the guarantee obligation, Party A shall have the right to deduct corresponding sums from the security account or other bank accounts of Party B and may pay on and for behalf of Party B for the insufficient portion, for which, Party A shall have the right to have the penalty interest at the loan interest rate under this Contract plus   /   or   /   if foreign currency, and for the overdue interest, Party A shall have the right to have compound interest at the penalty interest rate.

7. When performing the guarantee obligation under this Contract to the beneficiary, Party A shall only deal with the certification documents or bills specified by the L/G rather than the basic contract in relation thereto and the realness or falseness of the certification documents or bills aforesaid and the possible loss or delay in the process of mailing.

8. Party B shall pay the commission charge equal to   /  /1,000 of the amount of the L/G (not less than RMB100) in lump sum and pay   /  /1,000 of the amount of the L/G as guarantee charge every quarter. The commission charge and the first term of guarantee charge shall be paid to Party A before the issue of the L/G. After the L/G is issued, Party B shall deposit the guarantee charge of the term at the twentieth (20th) day of the final month of every quarter (which can be postponed in case of legal festival or vacation) into the account specified by Party A; if Party B fails to do so, Party A shall have the right to claim a penalty equal to   /  /10,000 of the amount of the L/G on a daily basis from Party B.

9. After the L/G is issued, if Party B desires to change the main contract with the beneficiary, except otherwise stated in the L/G that no consent from Party A is needed, the consent in writing must be obtained from Party A, otherwise Party A will not bear any guarantee liability and Party B shall bear all losses as arising therefrom and in relation thereto.

10. This Contract sets Party C as the counter guarantor who will provide counter-guarantee for the guarantee liability of Party A due to its issuing of the L/G to the beneficiary.

11. When the guarantee bill in the uniform format of Party A is used, the debtor of such guarantee bill is Party B herein while the creditor is Party A herein, the guarantor, the mortgagor and pledgor is Party C herein (i.e. counter guarantor).

Article 12   Corporation Overdraft

1. Party B agrees Party A as its main clearance bank and to open a clearance account    /      at Party A; Party A agrees Party B to have overdraft from such account and such overdraft shall belong to loan within the allowed line.

The maximal amount of the overdraft allowed from such account is RMB (in word) / , which is (  ) circular; (  ) non-circular.

2. The period in which Party A checks the line of the allowed overdraft from the corporation account of Party B shall be   /   , as of _________________ and as at _________________. When using such clearance account, the transfer bill in relation to overdraft shall be deemed as the loan certificate of Party B.

In the case where Party B has an overdraft within the allowed overdraft line, the period of using such loan as of the date of overdraft shall not be more than one hundred and eighty (180) days; however, the payment date for any overdraft by Party B shall not be later than the expiry date of the usage period of the overdraft line provided by in Paragraph 1 above. In the case where the period from the occurrence date of Party B’s overdraft to the expiry date of the usage period of the overdraft line under this Contract is less than one hundred and eighty (180) days, then such period shall be deemed as the actual period of Party B’s using this loan.

3. The purpose of the overdraft under this Contract is to meet the demand of Party B on the liquid funds for its production and operation. Without the consent in writing of Party A, Party B shall not change the purpose of any loan under this Contract for any reason.

4. Interest Rate, Interest and Expense

The interest rate of the loan under this Contract shall be subject to the benchmark interest rate of six-month term liquidity loan issued by the State on the occurrence date of the overdraft plus 10%-30%:

4.1. Overdraft interest rate plus 10% if the overdraft period is within two (2) months (inclusive);

4.2. Overdraft interest rate plus 20% if the overdraft period is within four (4) months (inclusive);

4.3. Overdraft interest rate plus 30% if the overdraft period is within six (6) months (inclusive);

4.4. Overdue loan interest rate if overdraft period is above six (6) months.

The loan under this Contract shall calculate the interest thereof on a daily basis as of the actual drawing date of every drawing by Party B, confirm the interest rate according to the actual overdraft time and pay off the interest together with the principal.

Within the valid period of this Contract, if loan interest rate is adjusted and the adjusted interest rate shall be applied to the loan under this Contract, Party A shall have the right calculate interest according to the adjusted interest rate and mode without notice to Party B. The execution of Party A to this subparagraph shall not be deemed to revise and modify this Contract.

5. Drawing

5.1 When Party B desires to use the overdraft loan under this Contract, it can draw the desired amount from the above-mentioned clearance account with the required transfer certificates.

5.2 In the case where transfer amount for the transfer certificates Party B issues outward is more than its deposit balance in the clearance account, the excessive portion shall be deemed as Party B’s overdraft amount under this Contract.

5.3 In the case where the difference between the transfer amount for the transfer certificates Party B issues outward and the balance in the clearance account exceeds the overdraft line Party A approves Party B to use under this Contract, Party A shall have the right to refuse Party B to overdraw the amount within the overdraft line under this Contract.

Article 13   Import L/C Loan

1. The maximal amount of import L/C (including security) is RMB (in word)  , or the maximal open amount (not including security) is RMB (in word)     .

This loan is (  ) circular; (  ) non-circular, including the following items:

Category	With/without Cargo Right	Min. Security Rate	Maximal Amount of Import L/C (including security)	Maximal Open Amount (not including security)
Sight L/C
Usance L/C
Usance L/C Payable at sight

2. The purpose of the loan within the credit line is used only for Party B to open import L/C.

3. Party B shall transfer the payable security (in Renminbi or equivalent foreign exchange) into the account approved by Party A at the rate mentioned in Paragraph 1 above and Party B agrees Party A to directly deduct or transfer the corresponding sum from any account of Party B as the opening security.

4. Party A shall deal with all matters in relation to the L/C according to the Irrevocable L/C Application and L/C Revision Application provided by Party B as well as its business regulations and the latest version of Uniform Customs and Practice for Documentary Credits published by International Chamber of Commerce, and Party B shall bear all responsibilities and expenses as incurred therefrom and in relation thereto.

5. In case of being superficially consistent with the L/C, Party B shall, within the period specified by Party A, inform Party A of transacting the payment/acceptance for such L/C in writing; otherwise, it will be deemed that Party B has agreed the payment/acceptance for such L/C, and authorized Party A to directly deduct and transfer the corresponding sum from any account of Party B or have outward acceptance and directly deduct and transfer the corresponding sum from any account of Party B on the maturity date.

6. In case of not being consistent with the L/C, Party B shall, within the period specified by Party A, make an application in writing to refuse paying the L/C and Party A shall refuse the payment for such L/C according to international practices. In any of the following cases, it shall be deemed that Party B agrees the payment/acceptance of such L/C: (1) when Party B fails to make an application in writing to refuse paying the L/C within the period specified by Party A; (2) when Party A confirms the refusal reason of Party B doest not exist; or (3) when Party B fails to return all bills as scheduled although the refusal reason of Party B exists.

7. Party A shall not be liable for any loss, delay, neglect, defect or other errors in any form of and in relation to the correspondences, communications and bills under this L/C in transmission and bear no responsibilities as arising therefrom and in relation thereto.

8. In the case where Party B decides to revise the L/C, it shall make an application in writing to Party A, who will then determine whether to revise the L/C. The revision cannot take into effect unless the beneficiary of such L/C accepts it.

9. After Party B receives the L/C issued by and/or the copy of the revised L/C from Party A, it shall in time check the original opening application in writing and/or the revision application in writing. In case of inconsistency, Party B shall, within two (2) workdays as of the reception of the above-mentioned copies, inform Party A of such inconsistency in writing, otherwise, it shall be deemed that they are consistent.

10. Party B shall bear all consequences as arising from and in relation to the unclear writing or confused meaning of the application in writing.

11. Party B shall actively (whether it has received or not the notice from Party A), before the maturity date of the payment of the L/C, pay the sum payable for the L/C; Party A shall have the right to directly deduct the same sum from any bank account of Party B at any time as of the payment date.

12. Party B undertakes to pay the sum payable for the L/C. In the case where Party B fails to pay the same in time and thus causes Party A to pay the same on and for behalf of Party B, as of the payment date, the sum Party A pays on and for behalf of Party B shall be deemed as the overdue loan to Party B, and Party B shall raise money to pay such loan as well as any interest, penalty interest and incidental fee as arising therefrom and in relation thereto. The penalty in Renminbi shall be subject to the penalty interest rate for Renminbi loan issued by Party A for that term while the penalty in foreign currency shall be subject to the penalty interest rate for foreign currency loan issued by Party A for that term.

Article 14   Shipping Guarantee Credit

1. In the case where the imported cargo under the import L/C opened and issued by Party A under the commission of Party B arrives earlier than the original of the B/L or other documents of right in rem in relation thereto, Party B shall make an application in writing to Party A for providing a written shipping guarantee to the shipper, and undertake to provide the original B/L to substitute the shipping guarantee. After Party A checks and approves the application, it will issue the shipping guarantee.

2. The maximal amount of the shipping guarantee is    /    (currency) (in word)        /     .

3. Where Party B applies to Party A for shipping guarantee, whether the related bills have inconsistencies or not, under sight L/C, Party B shall provide full set of payment data for Party A, indicating that Party A can pay the sum under the shipping guarantee without conditions; under usance L/C, Party A shall provide payable bills letter in advance, indicating that it accepts (inconsistent) bills and accepts paying the overdue payment.

4. Even if Party B meets the above-mentioned conditions, Party A shall still have the right to refuse providing shipping guarantee for Party B.

5. Party B undertakes that, within seven (7) workdays as of the reception of the original B/L, it will redeem the above-mentioned shipping guarantee from the shipper and return it to Party A; otherwise, Party B shall bear all responsibilities as arising therefrom and in relation thereto.

Article 15  Import Bill Advance

1. In the case where Party B predicts that it cannot pay the sum payable as scheduled before the payment date for the import bill and thus desires to apply to Party A for import bill advance, it shall make an application in writing at least five (5) workdays earlier than the payment date of the import bill to Party A. After reviewing and approving the application of Party B, Party A can provide import bill advance.

2. The maximal amount of import bill advance is    /    (currency) (in word)        /     .

This loan is ☒ circular; ☒ non-circular, including the following items:

Category	Maximal Amount
Import bill advance under L/C	/
Import collection bill advance	/

3. Purpose

The purpose of the loan in import bill advance is to pay         only: by Party B

3.1. Sum payable under the import L/C;

3.2. Import collection payable;

3.3.                                                                                                                                                  .

4. The interest rate and period of the specific import bill advance shall be subject to those carried on the bill. The period of every import bill advance at most shall not be more than ______ months.

5. The money from the sale of the goods of Party B shall be used to repay the principal and interest of the import bill advance.

Article 16  Packing Loan

1. Party B can apply packing loan with the original of the L/C issued by the bank whose beneficiary is Party B. After reviewing and agreeing the application, Party A can provide packing loan for Party B.

2. The maximal amount of packing loan is    /    (currency) (in word)        /  .     .

Nature of the loan is ☐☐ circular ☐ non- circular

3. The interest rate and period of the specific packing loan shall be subject to those carried on the loan certificate. The period of every packing loan at most shall not be more than ___/___ months.

4. Purpose: Party B can only use the loan for the export goods under the L/C provided in Paragraph 1 in this Article 16.

5. In the case where Party B collects foreign exchange payment in advance, Party A shall have the right to deduct and collect the principal and interest and incidental expenses thereof without the consent of Party B.

6. Party B shall in time prepare the export of the goods under the L/C provided in Paragraph 1 in this Article 16, and within the period specified by the L/C, hand all bills to Party A so that Party A can in time collect the foreign exchange payment from the opening bank and/or the confirming bank and/or the reimbursing bank and use such payment to repay the principal, interest and incidental expenses thereof of the packing loan. Party B shall prepare bills according to the requirements of the L/C and ensure all bills are consistent. Party B shall not hand the bills to any other bank to handle foreign exchange collection.

7. Party A shall handle all matters in relation to the bills according to its business regulations and the latest version of Uniform Customs and Practice for Documentary Credits published by International Chamber of Commerce and Party B shall bear all responsibilities as arising therefrom and in relation thereto.

8. Party A shall have full recourse. In the case where the opening bank is closed down, bills are lost or delayed in mailing or telecommunications have errors or any other force majeure occurs, which results in the refusal, delay or deduction by the opening bank, Party A shall have the right to directly deduct and collect all principal, interest and incidental expenses thereof from any account of Party B.

9. In the case where the opening bank trips up, refuses, delays or deducts the payment without proper reason, Party A shall assist Party B in negotiating with the opening bank. If the negotiation fails and thereby causes losses, Party A shall have the right to directly deduct and collect all principal, interest and incidental expenses thereof from any account of Party B.

10. In the case where Party A is refused for the payment by the opening bank and/or the confirming bank and/or the reimbursing bank with any reason or in any manner, Party B and Party C shall unconditionally discharge the capital, interest and incidental expenses thereof for the loan from Party A.

Article 17   Export Bill Purchase/Discount

1. Party B can apply to Party A with all export bills required for export bill purchase/discount. After reviewing and agreeing the application from Party B, Party A can provide export bill purchase/discount for Party B.

2. The maximal amount of export bill purchase is     /    (currency) (in word)        /     .

This loan is ☐☒ circular; ☒ non-circular, including the following items:

Category	Maximal Amount
With documents in compliance with L/C terms
With documents not in compliance with L/C terms
Under D/P collection
Under D/A collection
Under inward remittance
Bank payable bills discount under L/C

3. The interest rate and period of the specific export bill purchase shall be subject to those carried on the loan certificate. The period of every export bill purchase at most shall not be more than ___/___ months.

4. In the case where Party B collects foreign exchange payment in advance, Party A shall have the right to deduct and collect the principal and interest and incidental expenses thereof of the export bill purchase without the consent of Party B.

5. Party A shall handle all matters in relation to the bills according to its business regulations and the related publications and the amendments thereto published by International Chamber of Commerce and Party B shall bear all responsibilities as arising therefrom and in relation thereto.

8. Party A shall have full recourse. In the case where the opening bank/collecting bank/payer is closed down, bills are lost or delayed in mailing or telecommunications have errors or any other force majeure occurs, which results in the refusal, delay or deduction by the opening bank, Party A shall have the right to directly deduct and collect all principal, interest and incidental expenses thereof from any account of Party B.

7. In the case where the opening bank/collecting bank/payer trips up, refuses, delays or deducts the payment without proper reason, Party A shall assist Party B in negotiating with the opening bank/collecting bank/payer. If the negotiation fails and thereby causes losses, Party A shall have the right to directly deduct and collect all principal, interest and incidental expenses thereof from any account of Party B.

Article 18    Foreign Exchange Purchase

1. “Foreign exchange purchase” refers to the loan for which that the client submits the foreign exchange bills acceptable to the bank and entrusts the bank to collect the payment from the reimbursing bank (or the collecting bank) and during the collection period, the bank pays the amount to the client in advance.

2. Party B can apply to Party A with all foreign exchange bills obtained in legal manner for foreign exchange purchase. After Party A reviews and agrees the application from Party B, Party B can provide foreign exchange purchase.

3. The maximal amount of foreign exchange purchase is     /    (currency) (in word)        /     .

4. The interest rate and period of the specific foreign exchange purchase shall be subject to those carried on the loan certificate. The period of every foreign exchange purchase at most shall not be more than ___/___ months.

5. Party B shall ensure the realness of the bills provided and the validity of the means or manner by which or in which the bills are obtained, and Party A shall not be liable for any dispute as arising therefrom.

6. Before the maturity of the bills, if Party A finds there is something wrong with realness of the bills provided and the validity of the means or manner by which or in which the bills are obtained, Party B shall unconditionally discharge the sum and the incidental expenses thereof for the foreign exchange purchase.

7. In the case where Party A requests the payment with the above-mentioned bills from the payer and/or the acceptor as provided but is returned the bills or refused for the payment in any reason or in any manner and thereby unable to collect the sum as scheduled, Party B shall unconditionally discharge the sum and the incidental expenses thereof for the foreign exchange purchase.

8. Once the foreign exchange purchase above-mentioned occurs, Party A shall have the right to recourse from Party B and Party C.

Article 19   Export Rebate Loan

1. “Export rebate loan” is the short-term loan in Renminbi that derives from export settlement business and will be paid mainly with the export rebate of the borrower.

2. The export rebate account of Party B must be opened at Party A and shall not be changed before the export rebate loan is discharged completely. Party B agrees Party A to monitor this account for a period as of the grant of the loan and as at the entire discharge of the loan; without the consent of Party A, Party B shall not transfer the sum on such account. With the aforesaid condition, Party B can apply for the use of the sum within the credit line allowed under this Part and in accordance with the related regulations of Party A.

3. The maximal amount of export rebate loan is     /    (currency) (in word)        /     .

4. The interest rate and period of the specific export rebate loan shall be subject to those carried on the loan certificate. The period of every export rebate loan at most shall not be more than ___/___ months.

5. The main source for paying the loan is export rebate. After the loan is due, if Party B fails to pay it with export rebate, it shall pay such loan with other funds. If Party B collects export rebate before the maturity of the loan, Party A shall have the right to directly deduct the corresponding sum to cover the principal and interest (including but not limited to principal, interest and compound interest) of the export rebate loan without the consent of Party B.

6. The goods export settlement business of Party B under this Contract must be transacted by Party A.

Article 20   Export Factoring Financing

1. “Export factoring financing” refers to the case that, Party A, within the guaranteed line for credit risk specified by foreign import factor,, provides the specified factoring financing for Party B. Factoring financing line shall be separately checked according to the different debtors of Party B and shall not be crossed mutually. The valid period of the financing shall be not more than valid period of the foreign import factor within the specified credit risk guarantee line and at most it shall be one (1) year.

2. The maximal amount of export factoring financing is RMB (in word)        /     , which is  ☐☐ circular; ☒ non-circular.

3. The details of the factoring financing are as follows:

Importer (debtor of payable sum)	Factoring Financing Amount (currency and amount)	Valid Period	Applicable Payment Mode	Maximal Financing Proportion of Every Bill

4. Period

The period of the specific export factoring financing shall be subject to the actual issue period and the maturity date carried on the loan certificate. The period of every export factoring financing at most shall not be more than ___/___ months.

5. Interest Rate and Expenses

The interest rate of the specific export factoring financing shall be in according to the interest rate and interest calculation mode for export factoring financing and subject to the actual grant interest rate and calculation mode carried on the loan certificate.

The expense rate for the specific factoring financing shall be subject to the commission rate on the notification for export factoring financing.

6. Within the credit line, Party B shall transfer all rights attached to every receivable sum to Party A. Party B undertakes that every receivable sum transferred to Party A is not the one not allowed being transferred and represents one goods sale in good faith in normal business process, and the terms and conditions for every goods sale are consistent with the commercial bills provided to Party A and used to assess the receivable sum.

7. In the case where Party A’s credit risk guarantee loan confirmed by the importer listed in Paragraph 3 of this Article is cancelled, then the confirmed factoring financing for this importer will be cancelled thereby. Within /   workdays as of the reception of the notice from Party A. Party B shall refund the drawn the factoring financing and discharge the interest and other incidental expenses thereof.

8. Before the maturity date of the receivable sum or within ninety (90) days as of the maturity date of the receivable sum, if the importer puts forward any dispute and Party A does not guarantee paying the sum, Party A shall have the right to convert the confirmed receivable sum into unconfirmed receivable sum immediately and suspends the guarantee liability for the payment of such receivable sum. For such receivable sum, if Party A provides factoring financing for Party B, then Party B shall, within   /   workdays, refund all factoring financing and the interest thereof paid for such receivable sum to Party A.

9. If Party A receives the dispute from the importer after it guarantees to pay the receivable sum and this dispute is put forward within one hundred and eighty (180) days after the maturity date of the receivable sum, Party A shall have the right to convert the confirmed receivable sum into unconfirmed receivable sum immediately and Party B shall, within   /   workdays, refund the factoring financing and the interest thereof paid for such receivable sum but the payer refuses paying to Party A. The interest shall be calculated within this formula: Amount of the sum Party B shall refund x Interest rate x Interest days, where the interest rate is   /   and the interest days shall start from the day where Party A guarantees to pay the receivable sum to the day where Party B actually refunds the sum paid by Party A.

10. For any factoring financing interest, overdue penalty and any other expenses payable from Party B to Party A, Party A shall have the right to directly deduct the overdue principal and interest thereof (including but not limited to principal, interest and compound interest) from any account of Party B at any time as of the maturity date.

11. The Export Factoring Service Agreement (No.     /     : ) is the indiscerptible part of this Contract. The export factoring under this Contract will become ineffective automatically with the termination or rescission of the aforesaid agreement without further notice to be made. Any issue not contained in this Part shall be subject to the transaction of Party A and Party B according to the terms and conditions of such agreement.

Article 21  Export Bill Purchase under Export Credit Insurance

1. “Export Bill Purchase under Export Credit Insurance” refers to the case that, after Party B obtains the confirmed credit line from the export credit insurance company and transacts shipment and declares and pays the premium, Party A shall, in accordance with the valid credit line confirmed by the export credit insurance company and the indemnity transfer conditions, grant Party B with the export bill purchase of certain amount.

2. The maximal amount of export bill purchase under export credit insurance is RMB (in word)        /     , which is  ☐☐circular; ☒ non-circular with the details as follows:

Importer (debtor of payable sum)	Financing Amount (currency and amount)	Valid Period	Applicable Payment Mode	Maximal Financing Proportion of Every Bill

3. Interest Rate and Period

The interest rate and period of the specific export bill purchase under export credit insurance shall be subject to those carried on the loan certificate. The period of every export bill purchase under export credit insurance at most shall not be more than ___/___ months.

4. The Indemnity Transfer Agreement (No.     /     : ) under Policy No.       /       is the indiscerptible part of this Contract. The export bill purchase under export credit insurance under this Contract will become ineffective automatically with the termination or rescission of the aforesaid agreement without further notice to be made.

Part III    Guarantee

Article 23    Guarantee

1. Party C agrees to be the guarantor who will provides guarantee for the liabilities of Party B under this Contract with the objective to ensure the realization of Party A’s creditor’s rights.

2. The guarantee for the liabilities under this Contract shall be (guarantee/mortgage/pledge) guarantee and Party A and Party C enters into “Guarantee Contract For Maximum Amount” (name of the guarantee contract) numbered with  131062087009 . Party C shall bear guarantee liabilities according to this Contract and the above-mentioned guarantee contract. In the case where Party C is two guarantors or above for joint guarantee, all guarantors shall have joint and several guarantee liability.

3. In the case where any change that goes against the creditor’s right as Party A thinks has happened or will happen, with the notice from Party A, Party B must provide another guarantee accepted by Party A as required.

Part IV    General Articles

Article 24    Rights and Obligations of Party A

1. Party A shall have the right to request Party B to repay the granted credit principal and interest thereof as scheduled.

2. Party A shall have the right to request Party B to provide the documents and data in relation to the credit.

3. Party A shall have the right to know, refer to and ask for any data and documents etc (including but not limited to all opening banks, accounts, deposits, financing balance, bank check sheets, Loan Certificates or Loan Cards of Party B; the documents of and in relation to the meeting of members, board of directors and board of supervisors etc of Party B, the documents, notifications and official letters issued by Party B’s superiors and related competent authorities; and the documents and data about the legal representative and high-ranked managers’ investments and shares in enterprises, office or concurrent office, entry and exit activities etc) in relation to the production and operation activities, financial activities of Party B and any major legal dispute Party B gets involved in.

4. Party A shall have the right to supervise whether Party B uses the credit as the provisions of this Contract.

5. Party A shall have the right to transfer and collect the principal, interest, compound interest, penalty interest and all other incidental expenses thereof for the payable sum by Party B to Party A from any bank account of Party B according to this Contract or the laws related.

6. Party A shall have the right to settle all sums paid by Party B in the following sequence: all incidental fees, penalties, penalty interests, compound interests, interests, principals and damages.

7. For the Party B and Party C’s evading from Party A’s supervision, defaulting the principal and the interest thereof or other severe default actions, Party A shall have the right to take such remedies as interrupting contract, requiring payment and compensating losses, applying execution, instituting lawsuits or applying for arbitration, and have the right to notify the related competent authorities or departments of the case and to urge payment openly via media.

8. Party A shall have the right to provide itself or specify other branches to provide the credit for Party B according to the provisions of this Contract.

9. If, before issuing the credit under this Contract, has sufficient evidences to prove Party B has any of the following cases, Party A can suspend performing its obligations under this Contract:

9.1 When Party B’s operation situation severely worsens;

9.2 When Party B transfer assets, surreptitiously withdrawn funds in order to evade liabilities;

9. 3. When Party B loses Business Integrity; or

9.4. When Party B loses or may lose the competence to fulfill liabilities etc.

In the case where Party B fails to restore its competence to fulfill liabilities within thirty (30) days as of its interruption of the fulfillment and cannot provide the guarantee accepted by Party A, Party A can terminate this Contract.

Article 24    Rights and Obligations of Party B

1. Party B shall have the right to use the credit within the valid period of such credit under this Contract.

2. For every use of the credit within the credit line under this Contract, Party B shall make an application to, provide Party A with the necessary documents and data, transact all procedures required by Party A or enter into related contracts, agreements etc.

3. Party B shall actively cooperate with Party A's supervision over its use of funds, operation and financial activities etc.

4. Party B must open a clearance account at Party A and handle the settlements under this Contract and other settlements related thereto on such account.

5. Party B shall actively (whether or not receiving the notice from Party A) repay the principal and the interest thereof in full sum as per the provisions of this Contract.

6. Party B shall bear all related charges under this Contract, including but not limited to notary fee, appraisal fee, lawyer’s fee, litigation fee and execution fee etc.

7. Party B shall submit financial statements in time on a quarterly/monthly basis, including but not limited to balance sheet, income statement, cash flow statement, financial status analysis instructions, CPA’s audit report and other related notes to schedules and statements etc.

8. Without the written consent of Party A, Party B cannot transfer all or part of its rights and liabilities under this Contract to any third party, shall not have contracting or lease operation, merger or combination, partially or whole stock reconstruction, division or affiliation, contractual joint venture, property right transfer, assets or liability reconstruction, set subsidiaries or invest outward in form of equity or apply for wind-up, shut-up, dissolution or bankruptcy etc.

9. Without the written consent of Party A, Party B shall not have any major change to the Articles of Association and business scope of the enterprise, nor sell, rent, transfer or dispose all or most of its assets in any other manner, nor provide any guarantee that may severely affect its financial status or its competence to fulfill its liabilities under this Contract

10. In the case where its domicile, mailing address, business scope, legal representative or other major registration items, Party B shall, within seven (7) days as of such change, inform Party A of such change in writing.

11. In the case where any event, including but not limited to major lawsuit, forced execution, bankruptcy, worsening financial status etc, that may endanger its normal operation or severely affect its competence to fulfill its liabilities under this Contract, Party B shall immediately inform Party A in writing of such event.

12. Party B must ensure all documents it provides are legal, real and complete.

Article 25   Responsibilities of Default

1. After this Contract comes into effect, Party A, Party B and Party C shall perform respective obligations under this Contract. The default of any party to perform this Contract shall be deemed as breach to this Contract and thereby shall bear the responsibilities of default as arising therefrom. Where Party B breaks this Contract, Party A shall have the right to take (but not limit to) the following remedies:

1.1. To immediately stop Party B from using the credit under this Contract;

1.2. To stop offering the credit unused within the credit line under this Contract and collect part or all of the offered credit;

1.3. To transfer and collect the principal, interest, compound interest, penalty interest and other incidental expenses thereof of the due sum from the account of Party B; in the case where the currency of Party B’s account is inconsistent with its debts’ currency, Party A shall have the right to convert the account into the debts’ currency so as to realize its creditor’s rights; and

1.4. For any other loss caused to Party A due to the error of Party B, Party B shall bear the compensation responsibility.

2. If without the written consent of Party A, Party B repays the credit under this Contract in advance, Party A shall have the right to calculate the interest thereof according to the term and interest rate provided by this Contract.

3. In the case where Party B fails to repay the principal and the interest thereof of the credit under this Contract, Party A shall have the right to collect penalty interest on the overdue portion of the credit that shall be calculated according to this criterion: if in Renminbi, the interest rate of the loans under this Contract plus   30%  ; if in any foreign currency, the interest rate of the loans under this Contract plus    ; and for the unpaid interest, compound interest shall be calculated with penalty interest rate.

4. In the case where Party B does not use the credit for the purpose specified by this Contract, Party A shall have the right to rescind this Contract, collect part or all of the credit in advance and collect penalty interest for the portion of the credit used for the purpose against this Contract that shall be calculated according to this criterion: if in Renminbi, the interest rate of the loans under this Contract plus  50%  ; if in any foreign currency, the interest rate of the loans under this Contract plus     ; and for the unpaid interest, compound interest shall be calculated with penalty interest rate.

5. In the case where Party B has any action listed Paragraph 22 of Article 24 herein against this Contract, Party A shall have the right to rescind this Contract unilaterally, collect part or all of the credit in advance, if it cannot do so, it shall have the right to calculate and collect penalty as provided in Paragraph 3 of this Article.

Article 26  Effect, Modification, Recession and Termination of this Contract

1. This Contract shall come into effect as of the date where all parties attach their seals thereon (if mortgage/pledge registration is required, as of the date where the mortgage/pledge registration is completed) and terminate as at the date where the principal, interest, compound interest, penalty interest and all other incidental expenses thereof under this Contract are settled completely.

2. If Party B requests an extension to this Contract, it shall make a written application within twenty (20) days before the maturity date of this Contract. After Party A reviews the application and agrees the extension (if there is a guarantor, its opinion in writing stating it agrees to provide guarantee shall be obtained; if mortgage/pledge registration is required, mortgage/pledge registration must be transacted) and all parties involved enter into the extension agreement related thereto, the credit under this Contract will be extended correspondingly, otherwise, it will be treated as overdue credit. Before the signing of the extension agreement, this Contract will continue being performed.

3. After this Contract comes into effect, except otherwise provided by this Contract, any party shall not modify or rescind in advance this Contract without the consent of the other parties. If this Contract must be modified or rescinded, Party A, Party B and Party C shall negotiate together and reach a written agreement. Before the signing of such writing agreement, this Contract will keep effective.

Article 27    Notarization

Party A, Party B and Party C agree and confirm that, if this Contract is notarized by the competent notary office to be the creditor’s right instrument with enforced execution force, and if the debtor fails to discharge the principal, interest and other incidental expenses thereof of the liability owed to Party A as scheduled or Party B has any violation action as listed in Article 24 herein, Party A shall have the right to directly apply to the jurisdictional people’s court for enforced execution as per this Contract, and Party B and Party C shall accept such enforced execution unconditionally and waiver defense right.

Article 28   Governing Law and Dispute Dissolution

1. This Contract is applied to the law of the People’s Republic of China.

2. Any dispute among Party A, Party B and Party C in the performance of this Contract shall firstly subject to the negotiation of the parties involved for solution. If the negotiation fails, the mode as mentioned in _2.1_below shall be adopted for solution:

2.1. Litigation at the court in the place where Party A is located;

2.2. Arbitration at China International Economic and Trade Arbitration Commission as per the related financial dispute arbitration rules; or

2.3. Others:                                                                                                                            .

3. All parties agree that the head office of Guangdong Development Bank shall have the right to directly or authorize any other institution to take place of Party A to deal with any dispute as arising from and in relation to the performance of this Contract.

Article 29    Special Representations of Party B and Party C

Party B and Party C undertake and represent that the signing of this Contract has obtained the authorization of their respective shareholders’ conference, board of directors or corresponding highest power organ and does not violate the provisions of the laws, regulations related and their corporate regulations. In the case where Party B or Party C signs this Contract by violating the Articles of Association and other internal regulations of the enterprise, Party B or Party C shall bear any responsibility as arising therefrom and in relation thereto, and shall not decline its obligations under this Contract by taking this as excuse.

Article 30    Supplementary Articles

1. The loan certificate, guarantee contract, extension agreement, payment urging notification or other Creditor’s right and debt instruments etc shall be the indiscerptible part of this Contract and enjoy the same legal force as this Contract.

2. The annex (es)                    /                   to this Contract shall be indiscerptible part of this Contract and enjoy the same legal force as this Contract.

3. Before the formal signing of this Contract, each party shall carefully check the other parties and the time limit of the authorization for the signature of the authorized representative. Party B or Party C shall have the right to require the operator of Party A to show the valid power of attorney or ask and require the superior organ or even the head office of Guangdong Development Bank to check and confirm the same; otherwise, the head office of Guangdong Development Bank shall have the right to withdraw at any time the invalid credit issued by Party A out of its power to Party B.

4. Under this Contract, the operator of Party A is: Xu Ning . Tel: 63914820

              The operator of Party B is: Qu Liyong, Tel: 62566757

              The operator of Party C is:                    , Tel:

5. This Contract is triplicate (3) with one (1) copy for Party A and one (1) copy for Party B and Party C respectively,  respectively for the related registration offices; all of these copies shall be of the same effect as the original.

Article 31    Special Tips from Party A

Party B or Party C shall confirm that the content of this Contract has undergone the sufficient deliberation of all parties and undertake that it has fully understood the all the content of this Contract, and has paid special attention to the parts in this Contract in bold and underlined and has no any objection to them.

Article 32    Other provisions (if the blank below is insufficient, attached pages can be used):

Signature & Seals of all parties of this Contract: